Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.    20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

The Home Depot, Inc.

(Exact name of obligor as specified in its charter)

Delaware	95-3261426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2455 Paces Ferry Road Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, approved on March 29, 2019, incorporated herein by reference to Exhibit 4 to Form T-1 Statement filed with Form S-3ASR, Registration No. 333-236787.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 17th day of August, 2021.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Kathryn Fischer
	Name:	Kathryn Fischer
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005
Board of Governors of the Federal Reserve System OMB Number 7100-0036
Federal Deposit Insurance Corporation OMB Number 3064-0052
Office of the Comptroller of the Currency OMB Number 1557-0081
Approval expires March 31, 2024

Federal Financial Institutions Examination Council
Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041
Report at the close of business March 31, 2021
This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).
Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.
20210331
(RCON 9999)
This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.
NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.
I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.
We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
Signature of Chief Financial Officer (or Equivalent)
04/30/2021
Date of Signature
Director (Trustee)
Director (Trustee)
Director (Trustee)
Submission of Reports
Each bank must file its Reports of Condition and Income (Call Report) data by either:
(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.
For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.
FDIC Certificate Number
623
(RSSD 9050)
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.
The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.
DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)
New York
City (RSSD 9130)
NY
State Abbreviation (RSSD 9200)
10005
Zip Code (RSSD 9220)
Legal Entity Identifier LEI
8EWQ2UQKS07AKK8ANH81
(Report only if your institution already has an LEI.) (RCON 9224)
The estimated average burden associated with this information collection is 55.20 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.
03/2021
06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2021
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A) a. Noninterest-bearing balances and currency and coin (1) 0081 29,000 1.a. b. Interest-bearing balances (2) 0071 15,510,000 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3) JJ34 0 2.a. b. Available-for-sale debt securities (from Schedule RC-B, column D) 1773 673 000 2.b. C. Equity securities with readily determinable fair values not held for trading (4) JA22 6,000 2.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold B987 0 3.a. b. Securities purchased under agreements to resell (5.6) B989 6,914,000 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale 5369 0 4.a. b. Loans and leases held for investment B528 12,472,000 4.b. c. LESS: Allowance for loan and lease losses 3123 15,000 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)(7) B529 12,457,000 4.d. 5. Trading assets (from Schedule RC-D) 3545 0 5. 6. Premises and fixed assets (including capitalized leases)·2145 8,000 6. 7. Other real estate owned (from Schedule RC-M) 2150 1 000 7. 8. Investments in unconsolidated subsidiaries and associated companies 2130 0 8. 9. Direct and indirect investments in real estate ventures 3656 0 9. 10. Intangible assets (from Schedule RC-M) 2143 20,000 10. 11. Other assets (from Schedule RC-F) (6) 2160 2,123,000 11. 12. Total assets (sum of items 1 through 11) 2170 37,741,000 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) 2200 26,465,000 13.a. (1) Noninterest-bearing (8) 6631 12,370,000 13.a.(1) (2) Interest-bearing 6636 14,095,000 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (9) B993 0 14.a. b. Securities sold under agreements to repurchase (10) B995 0 14.b. 15. Trading liabilities (from Schedule RC-D) 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M) 3190 197,000 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (11) 3200 0 19. 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4. Item 2c is to be completed by all institutions. See the instructions for this item and the Glossary entry tor “Securities Activities” for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6. Institutions that have adopted ASU 2016-13 should repot in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8. Includes noninterest-bearing demand, time, and savigs deposits. 9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 10. Includes all securities repurchase agreements, regardless of maturity. 11. Includes limited-lite preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005
FFIEC 041

RC-2
Schedule RC—Continued
Dollar Amounts in Thousands RCON Amount
Liabilities—continued
20. Other liabilities (from Schedule RC-G) 2930 1,777,000 20.
21. Total liabilities (sum of items 13 through 20) 2948 28,439,000 21.
22. Not applicable
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus 3838 0 23.
24. Common stock 3230 2,127,000 24.
25. Surplus (exclude all surplus related to preferred stock) 3839 933,000 25.
26. a Retained earnings 3632 6,249,000 26.a.
b. Accumulated other comprehensive income(1) B530 (7,000) 26.b.
c. Other equity capital components (2) A130 0 26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 9,302,000 27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 0 27.b.
28. Total equity capital (sum of items 27.a and 27.b) G105 9,302,000 28.
29. Total liabilities and equity capital (sum of items 21 and 28) 3300 37,741,000 29.
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2020
RCON Number
6724 2a M.1.

1a =

An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =

An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a =

An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b =

An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =	This number is not to be used
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date (report the date in MMDD format)
RCON Date
8678 1231 M.2.

1.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

06/2012